FOR IMMEDIATE RELEASE
Contact: Debbie Nalchajian-Cohen
559-222-1322

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE QUARTER ENDED MARCH 31, 2013

FRESNO, CALIFORNIA…April 17, 2013… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $1,793,000, and diluted earnings per common share of $0.18 for the three months ended March 31, 2013, compared to $1,713,000 and $0.17 per diluted common share for the three months ended March 31, 2012. Net income increased 4.67%, primarily driven by increases in non-interest income and lower provision for credit losses, partially offset by a slight increase in non-interest expense and a decrease in net interest income in 2013 compared to 2012. Non-performing assets increased $1,320,000 or 13.62% to $11,015,000 at March 31, 2013, compared to $9,695,000 at December 31, 2012. The Company had no OREO as of March 31, 2013 or December 31, 2012. During the first quarter of 2013, the Company’s shareholders’ equity decreased $440,000, or 0.37%. The reduction in shareholders’ equity was driven by a decrease in other comprehensive income, partially offset by a net increase in retained earnings. The Company also declared and paid $478,000 in cash dividends to holders of common stock during the first quarter of 2013 ($0.05 per share).
During the first quarter of 2013, the Company’s total assets decreased 0.43%, total liabilities decreased 0.44%, and shareholders’ equity decreased 0.37% compared to December 31, 2012. Return on average equity (ROE) for the three months ended March 31, 2013 was 6.11%, compared to 6.19% for the three months ended March 31, 2012. ROE decreased, notwithstanding an increase in net income, due to an increase in capital

- more -

Central Valley Community Bancorp -- page 2

resulting from an increase in retained earnings, offset by a decrease in other comprehensive income. Return on average assets (ROA) was 0.82% for both quarters ended March 31, 2013 and 2012.
During the three months ended March 31, 2013, the Company did not record a provision for credit losses, compared to $400,000 for the three months ended March 31, 2012. During the three months ended March 31, 2013, the Company recorded $644,000 in net loan charge-offs, compared to $1,511,000 for the three months ended March 31, 2012. The net charge-off ratio, which reflects net charge-offs to average loans, was 0.66% for the three months ended March 31, 2013, compared to 1.46% for the same period in 2012. The loans charged off in first quarter 2013 were previously identified and adequately reserved for as of December 31, 2012.
At March 31, 2013, the allowance for credit losses stood at $9,489,000, compared to $10,133,000 at December 31, 2012, a net decrease of $644,000. The allowance for credit losses as a percentage of total loans was 2.43% at March 31, 2013, and 2.56% at December 31, 2012. The Company believes the allowance for credit losses is adequate to provide for probable incurred losses inherent within the loan portfolio at March 31, 2013.
Total non-performing assets were $11,015,000, or 1.24% of total assets as of March 31, 2013 compared to $9,695,000 or 1.09% of total assets as of December 31, 2012. Total non-performing assets as of March 31, 2012 were $12,395,000 or 1.48% of total assets.
The following provides a reconciliation of the change in non-accrual loans for 2013.

(Dollars in thousands)	Balances December 31, 2012	Additions to Non-accrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge Offs	Balances March 31, 2013
Non-accrual loans:
Commercial and industrial	$—	$—	$—	$—	$—	$—	$—
Real estate	213	157	(6)	—	—	—	364
Equity loans and lines of credit	237	—	(2)	—	—	—	235
Restructured loans (non-accruing):
Commercial and industrial	—	2,084	(28)	—	—	(697)	1,359
Real estate	1,362	—	(28)	—	—	—	1,334
Real estate construction and land development	6,288	—	(137)	—	—	—	6,151
Equity loans and lines of credit	1,595	—	(23)	—	—	—	1,572
Total non-accrual	$9,695	$2,241	$(224)	$—	$—	$(697)	$11,015

- more -

Central Valley Community Bancorp -- page 3

The Company’s net interest margin (fully tax equivalent basis) was 3.85% for the three months ended March 31, 2013, compared to 4.37% for the three months ended March 31, 2012. The decrease in net interest margin in the period-to-period comparison resulted primarily from a decrease in the yield on the Company’s investment portfolio and loan portfolio, partially offset by a decrease in the Company’s cost of funds. For the three months ended March 31, 2013, the effective yield on total earning assets decreased 64 basis points to 4.02% compared to 4.66% for the three months ended March 31, 2012, while the cost of total interest-bearing liabilities decreased 17 basis points to 0.26% compared to 0.43% for the three months ended March 31, 2012. The cost of total deposits decreased 11 basis points to 0.16% for the three months ended March 31, 2013, compared to 0.27% for the three months ended March 31, 2012. For the three months ended March 31, 2013, the amount of the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased $54,066,000 or 15.58% compared to the three months ended March 31, 2012. The effective yield on average investment securities decreased to 2.45% for the three months ended March 31, 2013, compared to 3.07% for the three months ended March 31, 2012. The decrease in yield in the Company’s investment securities during 2013 resulted primarily from the purchase of lower yielding investment securities. Total average loans, which generally yield higher rates than investment securities, decreased $22,007,000, from $412,680,000 for the three months ended March 31, 2012 to $390,673,000 for the three months ended March 31, 2013. The effective yield on average loans decreased to 5.77% for the year ended March 31, 2013, compared to 6.10% for the year ended March 31, 2012. Net interest income before the provision for credit losses for the three months ended March 31, 2013 was $6,845,000, compared to $7,666,000 for the three months ended March 31, 2012, a decrease of $821,000 or 10.71%. Net interest income decreased as a result of these yield changes, asset mix changes explained above, and an increase in interest-bearing liabilities, partially offset by an increase in average earning assets.
Total average assets for the three months ended March 31, 2013 were $870,418,000 compared to $835,548,000, for the three months ended March 31, 2012, an increase of $34,870,000 or 4.17%. Total average loans decreased $22,007,000, or 5.33% for the three months ended March 31, 2013 compared to the three months ended March 31, 2012 Total average investments, including deposits in other banks and Federal funds sold, increased to $401,016,000 for the three months ended March 31, 2013, from $346,950,000 for the three months ended March 31, 2012, representing an increase of $54,066,000 or 15.58%. Total average deposits increased

- more -

Central Valley Community Bancorp -- page 4

$31,209,000 or 4.43% to $735,728,000 for the three months ended March 31, 2013, compared to $704,519,000 for the three months ended March 31, 2012. Average interest-bearing deposits increased $10,943,000, or 2.19%, and average non-interest bearing demand deposits increased $20,266,000, or 9.86%, for the three months ended March 31, 2013, compared to the three months ended March 31, 2012. The Company’s ratio of average non-interest bearing deposits to total deposits was 30.69% for the three months ended March 31, 2013, compared to 29.18% for the three months ended March 31, 2012.
Non-interest income for the three months ended March 31, 2013 increased $583,000 to $2,243,000, compared to $1,660,000 for the three months ended March 31, 2012, driven primarily by an increase of $483,000 in net realized gains on sales and calls of investment securities, a $37,000 increase in loan placement fees, and a $9,000 increase in service charge income.
Non-interest expense for the three months ended March 31, 2013 increased $13,000, or 0.19%, to $6,933,000 compared to $6,920,000 for the three months ended March 31, 2012, primarily due to increases in occupancy and equipment expenses of $20,000, advertising fees of $2,000, legal fees of $3,000, and other non-interest expenses of $97,000, partially offset by decreases in salaries and employee benefits of $110,000, and regulatory assessments of $13,000. First quarter 2013 other expense included a write-down of $102,000 on equipment owned from a matured lease.
The Company recorded an income tax expense of $362,000 for the three months ended March 31, 2013, compared to $293,000 for the three months ended March 31, 2012. The effective tax rate for 2013 was 16.80% compared to 14.61% for the three months ended March 31, 2012.
In December 2012, the Company entered into a definitive merger agreement to acquire Visalia Community Bank and has filed the required regulatory applications with federal and state banking regulators and a securities registration statement with the Securities and Exchange Commission. The Company anticipates it will receive regulatory approvals and expects to complete the merger near the end of the second quarter of 2013. During the three months ended March 31, 2013, the company recorded $8,000 in merger-related expenses as a part of non-interest expense.
“The first quarter of 2013 showed consistent earnings improvement due to holding non-interest expense stable and a non-interest income increase from securities called/sold and from loan placement fees. Asset quality

- more -

Central Valley Community Bancorp -- page 5

decreased slightly due to the addition of one non-performing loan even though payments continue to be made by the borrower,” stated Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.
“Gross loans showed a decrease to the linked quarter due to normal seasonal payment from agricultural borrowers. Overall, we continue to see reduced usage of lines of credit by our business customers due to the economic uncertainty and competitive pricing and terms being offered in our market. Likewise, our favorable mix of deposits has continued to allow a low cost of funds, but our net interest margin is under pressure due to the low interest rate environment and our increase in our securities portfolio due to soft loan demand.”
“During fourth quarter 2012, we announced the pending merger with Visalia Community Bank which has three full-service offices in Visalia and one branch in Exeter. We believe adding these offices, their professional employees and customers to our current structure will provide a long-term benefit to the growth and profitability of our Company. The transaction, which is expected to close in the second quarter of 2013, is subject to customary closing conditions, including regulatory approvals and approval by Visalia Community Bank’s shareholders,” concluded Doyle.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates 17 full service offices in Clovis, Fresno, Kerman, Lodi, Madera, Merced, Modesto, Oakhurst, Prather, Sacramento, Stockton, and Tracy, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services LLC.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, William S. Smittcamp, Joseph B. Weirick, and Wanda L. Rogers (Director Emeritus).
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
###

- more -

Central Valley Community Bancorp -- page 6

Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

- more -

Central Valley Community Bancorp -- page 7

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS

	March 31	December 31,
(In thousands, except share amounts)	2013	2012
	(Unaudited)
ASSETS
Cash and due from banks	$19,297	$22,405
Interest-earning deposits in other banks	58,472	30,123
Federal funds sold	309	428
Total cash and cash equivalents	78,078	52,956
Available-for-sale investment securities (Amortized cost of $357,972 at March 31, 2013 and $381,074 at December 31, 2012)	367,979	393,965
Loans, less allowance for credit losses of $9,489 at March 31, 2013 and $10,133 at December 31, 2012	381,476	385,185
Bank premises and equipment, net	6,313	6,252
Bank owned life insurance	12,258	12,163
Federal Home Loan Bank stock	3,850	3,850
Goodwill	23,577	23,577
Core deposit intangibles	533	583
Accrued interest receivable and other assets	12,305	11,697
Total assets	$886,369	$890,228

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$226,758	$240,169
Interest bearing	510,001	511,263
Total deposits	736,759	751,432
Short-term borrowings	—	4,000
Junior subordinated deferrable interest debentures	5,155	5,155
Accrued interest payable and other liabilities	27,230	11,976
Total liabilities	769,144	772,563
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value, $1,000 per share liquidation preference; 10,000,000 shares authorized, Series C, issued and outstanding: 7,000 shares at March 31, 2013 and December 31, 2012	7,000	7,000
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 9,559,446 at March 31, 2013 and 9,558,746 at December 31, 2012	40,612	40,583
Retained earnings	63,724	62,496
Accumulated other comprehensive income, net of tax	5,889	7,586
Total shareholders’ equity	117,225	117,665
Total liabilities and shareholders’ equity	$886,369	$890,228

- more -

Central Valley Community Bancorp -- page 8

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended March 31,
(In thousands, except share and per share amounts)	2013	2012
	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$5,411	$6,084
Interest on deposits in other banks	30	18
Interest and dividends on investment securities:
Taxable	401	1,073
Exempt from Federal income taxes	1,338	1,037
Total interest income	7,180	8,212
INTEREST EXPENSE:
Interest on deposits	293	481
Interest on junior subordinated deferrable interest debentures	25	29
Other	17	36
Total interest expense	335	546
Net interest income before provision for credit losses	6,845	7,666
PROVISION FOR CREDIT LOSSES	—	400
Net interest income after provision for credit losses	6,845	7,266
NON-INTEREST INCOME:
Service charges	698	689
Appreciation in cash surrender value of bank owned life insurance	96	94
Loan placement fees	165	128
Net realized gains on sales and calls of investment securities	830	347
Federal Home Loan Bank dividends	22	4
Other income	432	398
Total non-interest income	2,243	1,660
NON-INTEREST EXPENSES:
Salaries and employee benefits	4,019	4,129
Occupancy and equipment	901	881
Regulatory assessments	143	156
Data processing expense	303	294
Advertising	142	140
Audit and accounting fees	135	128
Legal fees	31	28
Loss on disposal of other real estate owned	—	2
Amortization of core deposit intangibles	50	50
Other expense	1,209	1,112
Total non-interest expenses	6,933	6,920
Income before provision for income taxes	2,155	2,006
PROVISION FOR INCOME TAXES	362	293
Net income	$1,793	$1,713
Net income	$1,793	$1,713
Preferred stock dividends and accretion	87	88
Net income available to common shareholders	$1,706	$1,625
Net income per common share:
Basic earnings per common share	$0.18	$0.17
Weighted average common shares used in basic computation	9,558,985	9,570,297
Diluted earnings per common share	$0.18	$0.17
Weighted average common shares used in diluted computation	9,604,841	9,577,432
Cash dividends per common share	$0.05	—

- more -

Central Valley Community Bancorp -- page 9

CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
For the three months ended	2013	2012	2012	2012	2012
(In thousands, except share and per share amounts)
Net interest income	$6,845	$7,189	$7,572	$7,510	$7,666
Provision for credit losses	—	200	—	100	400
Net interest income after provision for credit losses	6,845	6,989	7,572	7,410	7,266
Total non-interest income	2,243	1,829	2,284	1,471	1,660
Total non-interest expense	6,933	6,983	6,655	6,718	6,920
Provision for income taxes	362	193	745	454	293
Net income	$1,793	$1,642	$2,456	$1,709	$1,713
Net income available to common shareholders	$1,706	$1,554	$2,369	$1,622	$1,625
Basic earnings per common share	$0.18	$0.16	$0.25	$0.17	$0.17
Weighted average common shares used in basic computation	9,558,985	9,586,201	9,602,473	9,592,045	9,570,297
Diluted earnings per common share	$0.18	$0.16	$0.25	$0.17	$0.17
Weighted average common shares used in diluted computation	9,604,841	9,629,300	9,635,339	9,618,976	9,577,432

- more -

Central Valley Community Bancorp -- page 10

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Mar. 31	Dec. 31	Sep. 30	Jun. 30,	Mar. 31,
As of and for the three months ended	2013	2012	2012	2012	2012
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	2.43%	2.56%	2.56%	2.45%	2.52%
Nonperforming assets to total assets	1.24%	1.09%	1.15%	1.48%	1.48%
Total nonperforming assets	$11,015	$9,695	$10,190	$12,340	$12,395
Total nonaccrual loans	$11,015	$9,695	$10,190	$10,242	$10,142
Net loan charge offs (recoveries)	$644	$281	$(74)	$245	$1,511
Net charge offs (recoveries) to average loans (annualized)	0.66%	0.29%	(0.07)%	0.24%	1.46%
Book value per share	$11.53	$11.58	$11.50	$11.08	$10.82
Tangible book value per share	$9.01	$9.05	$8.98	$8.55	$8.28
Tangible common equity	$86,115	$86,505	$86,276	$81,999	$79,422
Interest and dividends on investment securities exempt from Federal income taxes	$1,338	$1,275	$1,118	$1,078	$1,037
Net interest margin (calculated on a fully tax equivalent basis) (1)	3.85%	3.95%	4.21%	4.33%	4.37%
Return on average assets (2)	0.82%	0.74%	1.14%	0.82%	0.82%
Return on average equity (2)	6.11%	5.56%	8.43%	6.06%	6.19%
Loan to deposit ratio	53.07%	52.61%	54.14%	58.96%	58.05%
Tier 1 leverage - Bancorp	10.73%	10.56%	10.78%	10.70%	10.33%
Tier 1 leverage - Bank	10.55%	10.22%	10.35%	10.60%	10.21%
Tier 1 risk-based capital - Bancorp	18.65%	18.24%	18.27%	17.29%	16.97%
Tier 1 risk-based capital - Bank	18.32%	17.67%	17.56%	17.14%	16.78%
Total risk-based capital - Bancorp	19.93%	19.53%	19.57%	18.58%	18.25%
Total risk based capital - Bank	19.60%	18.96%	18.86%	18.43%	18.06%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

- more -

Central Valley Community Bancorp -- page 11

AVERAGE AMOUNTS	For the Three Months Ended March 31,
(Dollars in thousands)	2013	2012
Federal funds sold	$327	$529
Interest-bearing deposits in other banks	31,249	29,059
Investments	369,440	317,362
Loans (1)	380,075	401,132
Federal Home Loan Bank stock	3,850	2,893
Earning assets	784,941	750,975
Allowance for credit losses	(10,006)	(10,977)
Non-accrual loans	10,598	11,548
Other real estate owned	—	871
Other non-earning assets	84,885	83,131
Total assets	$870,418	$835,548

Interest bearing deposits	$509,914	$498,971
Other borrowings	7,071	9,155
Total interest-bearing liabilities	516,985	508,126
Non-interest bearing demand deposits	225,814	205,548
Non-interest bearing liabilities	10,162	11,199
Total liabilities	752,961	724,873
Total equity	117,457	110,675
Total liabilities and equity	$870,418	$835,548

AVERAGE RATES
Federal funds sold	0.30%	0.30%
Interest-earning deposits in other banks	0.39%	0.25%
Investments	2.63%	3.33%
Loans	5.77%	6.10%
Earning assets	4.02%	4.66%
Interest-bearing deposits	0.23%	0.39%
Other borrowings	2.41%	2.86%
Total interest-bearing liabilities	0.26%	0.43%
Net interest margin (calculated on a fully tax equivalent basis) (2)	3.85%	4.37%

(1)	Average loans do not include non-accrual loans.
(2) Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaled $689 and $534 for the three months ended March 31, 2013 and 2012, respectively.